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                                                                     EXHIBIT 8.1

Reed Smith

July 16, 2002


Block Communications, Inc.
541 N. Superior Street
P.O. Box 921
Toledo, OH  43697-0921

Re: Exchange Offer for $175,000,000 aggregate principal amount 9 -1/4% Senior Subordinated Notes due 2009 for up to $175,000,000 aggregate principal amount 9 -1/4% Senior Subordinated Notes due 2009

Dear Ladies and Gentlemen:

We have acted as counsel to Block Communications, Inc. (the "Company" or the "Registrant") in connection with the proposed offer (the "Exchange Offer") to exchange an aggregate principal amount of up to $175,000,000 of 9 -1/4% Senior Subordinated Notes due 2009 (the "Old Notes") for up to an aggregate principal amount of $175,000,000 of 9 -1/4% Senior Subordinated Notes due 2009 (the "Exchange Notes"), pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement."

You have requested our opinion as to certain United States federal income tax consequences of the Exchange Offer. In preparing our opinion, we have reviewed and relied upon the Registration Statement and such other documents as we deemed necessary.

On the basis of the foregoing, it is our opinion that the exchange of the Old Notes for the Exchange Notes pursuant to the Exchange Offer will not be treated as an "exchange" for United States federal income tax purposes, because the Exchange Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the Exchange Notes received by a holder will be treated as a continuation of the Old Notes in the hands of the holder. Accordingly, there will be no federal income tax consequences to holders solely as a result of the exchange of the Old Notes for Exchange Notes under the Exchange Offer.


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
                                            435 Sixth Avenue            Delaware
                                   Pittsburgh, PA 15219-1886          New Jersey
                                                412.288.3131            New York
                                            Fax 412.288.3063        Pennsylvania
                                                                  United Kingdom
                                                                        Virginia
                                                                  Washington, DC
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                                           r  e  e  d  s  m  i  t  h  .  c  o  m

"Reed Smith" refers to Reed Smith LLP and related entities.
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Block Communications, Inc.                                            Reed Smith
July 16, 2002
Page 2


The opinion set forth above is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated or proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures, and announcements, existing judicial decisions and other applicable authorities. No tax ruling has been sought from the IRS with respect to any of the matters discussed herein. Unlike a ruling from the IRS, an opinion of counsel is not binding on the IRS. Hence, no assurance can be given that the opinion stated in this letter will not be successfully challenged by the IRS or that a court would reach the same conclusion. We express no opinion concerning any tax consequences of the Exchange Offer except as expressly set forth above. Moreover, we assume no obligation to revise or supplement this opinion should the authorities referred to above be amended by legislative, Judicial or administrative action.

We consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to this firm and the inclusion of our opinion in the section entitled "Certain U.S. Federal Income Tax Considerations" in the Registration Statement.


Very truly yours,

/s/ REED SMITH LLP

REED SMITH LLP